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                                                                   Exhibit 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (Nos. 333-88190, 333-88160, 333-88154, 333-88158, 333-87764,
333-73682, 333-67432, 333-61928, 333-40848, 333-40842, 333-66457, 333-66455 and
333-66429) and Form S-3 (Nos. 333-98849, 333-88320, 333-87194, 333-82562,
333-70122, 333-68060, 333-68062, 333-56642, 333-42620, 333-102714, 333-102716,
333-105176 and 333-109535) of Brooks Automation, Inc. of our report dated October 29, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
December 2, 2003